                                                                     EXHIBIT 1.1

                                                         Draft Dated May 6, 1998
                                                         -----------------------



                              6,250,000 Shares/1/

                         INTERPLAY ENTERTAINMENT CORP.

                                 Common Stock

                              PURCHASE AGREEMENT
                              ------------------

                                                       ___________________, 1998


PIPER JAFFRAY INC.
BEAR, STEARNS & CO. INC.
UBS SECURITIES LLC
As Representatives of the several
 Underwriters named in Schedule I hereto
c/o Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota 55402

Gentlemen:

     Interplay Entertainment Corp., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") 6,250,000 shares (the "Firm Shares") of Common Stock, $0.001 par value per share (the "Common Stock"), of the Company. Universal Studios, Inc. (the "Selling Stockholder") has also granted to the several Underwriters an option to purchase up to 937,500 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

     The Company and the Selling Stockholder hereby confirm their respective agreements with respect to the sale and issuance of the Securities to the several Underwriters, for whom you are acting as Representatives (the "Representatives").

     1.   Registration Statement.  A registration statement on Form S-1 (File
          ----------------------
No. 333-48473) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission")


/1/ Plus an option to purchase up to 937,500 additional shares to cover over-allotments.

thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed. Copies of such registration statement and amendments and each related preliminary prospectus have been delivered to you.

     If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, if applicable, and any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Securities are hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations or any other prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations.

     2.   Representations and Warranties of the Company and the Selling
          -------------------------------------------------------------
Stockholder.
-----------

          (a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

               (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

               (ii) As of the time the Registration Statement (or any post-effective amendment thereto) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) will conform or conformed in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) will not or did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) the Prospectus (as so supplemented) will not or did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

               (iii) The consolidated financial statements of the Company, together with the notes thereto, set forth in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP, who have expressed their opinion with respect to the consolidated financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

               (iv) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole.

               (v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

               (vi) Except as set forth in the Prospectus under the caption "Business -- Legal Proceedings," there is not pending or threatened or, to the knowledge of the Company, contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which is required to be disclosed pursuant to Item 103 of Regulation S-K.

               (vii) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

               (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of its or their property is subject, the charter or by-laws of the Company or any of its subsidiaries, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

               (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and the Prospectus. Except as otherwise stated in the Registration Statement and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound, other than agreements that will terminate effective upon the offering contemplated by this Agreement. Except to the extent of the sale by the Selling Stockholder contemplated by this Agreement, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except such rights as have been duly and validly waived. All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and the Prospectus and except for any directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock, except as otherwise described in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

               (x) The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business, except where the failure to so comply would not have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company and each of its subsidiaries is in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees except where the failure to so comply would not have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole.

               (xi) The Company and its subsidiaries have good and marketable title to all property described in the Registration Statement and the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus; the property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries; the Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus; except as stated in the Registration Statement and the Prospectus, to the best of the Company's knowledge, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

               (xii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

               (xiii) The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.

               (xiv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

               (xv) The Securities have been approved for listing on the Nasdaq National Market and, on the date the Registration Statement became or becomes effective, the Company's Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), became or will become effective.

               (xvi)   Other than the subsidiaries of the Company listed in
     Exhibit 21 to the Registration Statement, the Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

               (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xviii) Each of the Company and its subsidiaries (A) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

               (xix) The Company is not, and upon receipt and pending application of the net proceeds from the sale of the Stock to be sold by the Company in the manner described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (xx) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries taken as a whole.

               (xxi) Neither the Company nor any of its subsidiaries has at any time during the last five (5) years in any jurisdiction (i) made any unlawful contribution to any candidate for office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties other than payments required or permitted by the laws of the United States.

               (xxii) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (b) The Selling Stockholder represents and warrants to, and agrees with, the several Underwriters as follows:

               (i) The Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date and/or the Second Closing Date (as hereinafter defined), as the case may be, will have, good and marketable title to the Securities to be sold by the Selling Stockholder, free and clear of any adverse claims, all restrictions on transferability, legends, proxies or other encumbrances other than under the Shareholders' Agreement dated March 30, 1994, as amended (the "Shareholders' Agreement"); and upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire good and marketable title thereto, free and clear of any adverse claims and obtain control thereto. The Selling Stockholder is selling the Securities to be sold by the Selling Stockholder for the Selling Stockholder's own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by the Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company.

               (ii) The Selling Stockholder has duly authorized, executed and delivered a Letter of Transmittal and Custody Agreement ("Custody Agreement"), which Custody Agreement is a valid and binding obligation of such Selling Stockholder, to [___________________________________________],
     as Custodian (the "Custodian"); pursuant to the Custody Agreement the Selling Stockholder has placed or caused to be placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by the Selling Stockholder; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

               (iii) The Selling Stockholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder; and such Selling Stockholder has duly authorized, executed and delivered to [_____________________________], and [______________________________], as attorneys-in-fact (the "Attorneys-
     in-Fact"), an irrevocable power of attorney (a "Power of Attorney") authorizing and directing the Attorneys-in-Fact, or either of them, to effect the sale and delivery of the Securities being sold by the Selling Stockholder and to execute and deliver, on such Selling Stockholder's behalf, this Agreement and any other document that they or any of them may deem necessary or desirable in connection with the transactions contemplated hereby and thereby.

               (iv) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and each constitutes a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or any law, regulation, order or decree applicable to the Selling Stockholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by the Selling Stockholder, except such as may be required under the Act, applicable state securities laws or blue sky laws and by the NASD.

               (v) The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Selling Stockholder.

               (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, are made in reliance on, and in conformity with, written information furnished to the Company by or on behalf of the Selling Stockholder specifically for use in the preparation thereof, each such part of such Preliminary Prospectus and the Registration Statement did, and each such part of the Prospectus and any amendments or supplements to the Registration Statement or Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations) will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and conform in all material respects to the requirements of the Act and the Rules and Regulations. The Company and the Underwriters acknowledge that the statements relating to such Selling Stockholder under the headings "Principal and Selling Stockholders," "Certain Transactions--Transactions with Fargo and Universal," "--Engage Transactions," and "Description of Capital Stock--Registration Rights" constitute the only information furnished in writing by or on behalf of the Selling Stockholder for inclusion in the Registration Statement or any Prospectus.

               (vii) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (viii) The sale of the Securities by the Selling Stockholder pursuant hereto is not prompted by any adverse information concerning the Company which is not set forth in the Registration Statement and Prospectus.

               (ix) Although the Selling Stockholder has not independently verified the accuracy or completeness of the information contained therein (other than the information regarding the Selling Stockholder or its affiliates set forth under the captions "Management," "Principal and Selling Stockholders" and "Certain Transactions--Transactions with Fargo and Universal," "--Engage Transactions," and "Description of Capital Stock- -Registration Rights"), nothing has come to the attention of the Selling Stockholder that would lead such Selling Stockholder to believe that (A) upon the effectiveness of the Registration Statement, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (B) as of the date of the Prospectus, the Prospectus contained and, on the Closing Date, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters at the closing shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of the Selling Stockholder as such and delivered to you or to counsel for the Underwriters at the closing shall be deemed a representation and warranty of the Selling Stockholder to each Underwriter as to the matters covered thereby.

     3.   Purchase, Sale and Delivery of Securities.
          -----------------------------------------

          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 6,250,000 Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $____ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

          The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of immediately available funds payable to the order of the Company, at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m., Minneapolis time, on the third full business day (or, if the Firm Shares are priced as contemplated by Rule 15c6-1(c) of the Exchange Act, after 4:30 p.m., Washington, D.C. time, the fourth full business day) following the date hereof, or at such other time as you and the Company determine, such time and date of delivery being herein referred to as the "First Closing Date." The Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging at the offices of Piper Jaffray Inc., Piper Jaffray Tower,

222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at least one business day prior to the First Closing Date.

          (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and the Selling Stockholder setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date," respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

          The Option Shares will be delivered by the Custodian to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of immediately available funds payable to the order of the Selling Stockholder at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Minneapolis time, on the Second Closing Date. The Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging at the office of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at least one business day prior to the Second Closing Date.

          (c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

     4.   Covenants.
          ---------

          (a) The Company covenants and agrees with the several Underwriters as follows:

               (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will file a Prospectus containing the information omitted therefrom pursuant to such Rule 430A with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will provide you with a copy of any amendment or supplement to the Registration Statement or the Prospectus a reasonable time prior to the filing and will discuss in good faith any reasonable comments or objections you may have regarding such amendment or supplement.

               (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

               (iii) Within the time during which a prospectus relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

               (iv) The Company will use its best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

               (v) The Company will furnish to the Underwriters copies of the Registration Statement (three of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

               (vi) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), the Nasdaq National Market or any securities exchange or similar organization.

               (vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

               (viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, duplication, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda,
     (iii) all filing fees and reasonable fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate in accordance with Section 4(a)(iv) hereof, (iv) the fees and expenses of any transfer agent or registrar, (v) the filing fees incurred in connection with any required review by the NASD of the terms of the sale of the Securities, (vi) listing fees, if any, and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or Selling Stockholder to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

               (ix) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

               (x) The Company will not, without your prior written consent, offer for sale, sell, contract to sell, grant any option for the sale of or otherwise issue or dispose of any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, for a period of 180 days after the commencement of the public offering of the Securities by the Underwriters except (i) to the Underwriters pursuant to this Agreement, (ii) upon the exercise of outstanding stock options described in the Registration Statement and the Prospectus, (iii) for the grant of stock options in the ordinary course of business pursuant to the Company's 1997

     Stock Incentive Plan described in the Registration Statement and the Prospectus and (iv) for the issuance of shares pursuant to the Company's Employee Stock Purchase Plan described in the Registration Statement and the Prospectus. The Company will impose a stop-transfer order with respect to such shares, options, or shares issued upon the exercise of such options held by a holder in the event that a holder attempts to sell, offer, dispose or otherwise transfer any such shares or options during the 180 day period after the commencements of the public offering of the Securities by the Underwriters and without the prior written consent of Piper Jaffray Inc. (which consent may be withheld at the sole discretion of Piper Jaffray Inc.).

               (xi) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company's directors, officers, holders of more than [98%] of the shares of the Company's Common Stock and holders of options or warrants or other rights to purchase more than [98%] of the shares of Common Stock stating that such person agrees that he, she or it will not, without your prior written consent, offer for sale, sell, pledge, contract to sell or otherwise dispose of any shares of Common Stock or options or warrants or rights to purchase Common Stock for a period of 180 days after commencement of the public offering of the Securities by the Underwriters, subject to such exceptions as the Company and you may mutually agree.

               (xii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

               (xiii) The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (b) The Selling Stockholder covenants and agrees with the several Underwriters as follows:

               (i) Except as otherwise agreed to by the Company and the Selling Stockholder, the Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by the Selling Stockholder and the fees of the Selling Stockholder's counsel. In addition, the Selling Stockholder agrees to reimburse the Company for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(viii) hereof to the extent such reimbursement resulted from the failure or refusal on the part of the Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.

               (ii) If this Agreement shall be terminated by the Underwriters because of any failure, refusal or inability on the part of the Selling Stockholder to perform any agreement on the Selling Stockholder's part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Selling Stockholder is not fulfilled, the Selling Stockholder agrees to reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Selling Stockholder shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

               (iii) The Securities to be sold by the Selling Stockholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of the Selling Stockholder, are subject to the interest of the several Underwriters; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of the Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of the Selling Stockholder, by operation of law, whereby the liquidation, dissolution or merger of the Selling Stockholder, or by the occurrence of any other event. If the Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

               (iv) The Selling Stockholder will not, without your prior written consent, offer for sale, sell, contract to sell, grant any option for the sale of or otherwise dispose of any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 180 days after the commencement of the public offering of the Securities by the Underwriters.

               (v) The Selling Stockholder will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

               (vi) The Selling Stockholder shall immediately notify you if the Selling Stockholder becomes aware of any change in information relating to the Selling Stockholder stated in the Prospectus or any supplement thereto, which results in the Prospectus (as supplemented) including an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


     5.   Conditions of Underwriters' Obligations.  The obligations of the
          ---------------------------------------
several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholder contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 p.m., Minneapolis time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

          (b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in your reasonable opinion, is material, or omits to state a fact which, in your reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any material adverse change or any development reasonably likely to involve a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, that, in your reasonable judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

          (d) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

               (i) Each of the Company and its material subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its material subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole.

               (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of the Company's capital stock and all outstanding options to purchase the Company's capital stock were issued in compliance in all material respects with the registration and qualification requirements of all applicable federal and state securities laws. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound (other than agreements that terminate effective upon the offering contemplated by this Agreement). To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except such rights as have been duly and validly waived.

               (iii) All of the issued and outstanding shares of capital stock of each of the Company's material subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to the best of such counsel's knowledge, except as otherwise described in the Registration Statement and the Prospectus and except for directors' qualifying shares, the Company owns of record and, to the best of such counsel's knowledge, beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. To the best of such counsel's knowledge, except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any material subsidiary any shares of the capital stock of the Company or any material subsidiary of the Company.

               (iv) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

               (v) The descriptions in the Registration Statement and the Prospectus under the captions "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business--Legal Proceedings," "Certain Transactions" and "Description of Capital Stock" of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

               (vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity or contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company or any of its material subsidiaries is a party or by which the Company or any of its material subsidiaries is bound or to which any of its or their respective property is subject, the Company's charter or by-laws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its material subsidiaries or any of its or their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities laws.

               (vii) The statements (A) in the Prospectus under the captions "Risk Factors--Protection of Proprietary Rights," "Risk Factors--Control by Directors and Officers," "Risk Factors--Shares Eligible for Future Sale," "Risk Factors--Anti-Takeover Effects; Delaware Law and Certain Charter and Bylaw Provisions; Preferred Stock," "Management," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" [other sections may be added, as appropriate] and (B) in the Registration Statement in Items 14 and 15, insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein.

               (viii) To the best of such counsel's knowledge, the Company and each of its material subsidiaries holds all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and where the failure to hold such franchises, grants, authorizations, permits, easements, consents, certificates or orders would be reasonably likely to have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole; and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect.

               (ix) The statements in the Prospectus under the caption "Business--Legal Proceedings" fairly summarize the legal matters, documents and proceedings referred to therein.

               (x) To such counsel's knowledge, there is not pending or threatened any action, suit, proceeding or claim by others (A) challenging the validity or scope of any copyrights held by or licensed to the Company or any of its subsidiaries or (B) asserting that any intellectual property right is infringed by the activities of the Company or any of its subsidiaries or by the design, development, manufacture, use or sale of any of the products of the Company or any of its subsidiaries, or other items made and used according to the copyrights held by or licensed to the Company or any of its subsidiaries, where the effect of any such action, suit, proceeding or claim, if adversely determined, would have a material adverse effect upon the business condition (financial or otherwise) or properties of the Company and its subsidiaries taken as a whole.

               (xi) To the best of such counsel's knowledge, neither the Company nor any of its material subsidiaries is in violation of its respective charter or by-laws. To the best of such counsel's knowledge, neither the Company nor any of its material subsidiaries is in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its material subsidiaries is subject.

               (xii) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

          Such counsel shall also state that, on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and the Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time the Registration Statement became effective and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of its date and as of such Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or financial or statistical data derived therefrom included in any of the documents mentioned in this clause.

          In rendering such opinion such counsel may rely (i) as to matters of law other than California, Delaware and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

          (e) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Munger Tolles & Olson LLP, counsel for the Selling Stockholder, dated such Closing Date and addressed to you, to the effect that:

               (i) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of, and is a valid and binding agreement of, the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (ii) The execution and delivery by or on behalf of the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement and its Custody Agreement and its Power of Attorney will not (a) contravene or conflict with, result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of the Selling Stockholder, or, (b) violate or contravene any provision of applicable law or regulation known to be applicable to the Selling Stockholder, or (c) violate, result in a breach of or constitute a default under the terms of any other material agreement or instrument known to such counsel and to which the Selling Stockholder is a party or by which it is bound, or (d) violate, result in breach of or constitute a default under any judgment, order or decree known to such counsel and applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

               (iii) To the best of such counsel's knowledge, the Selling Stockholder has good and valid title of Securities which may be sold by the Selling Stockholder under the Underwriting Agreement and has the legal right and power, and all authorizations and approvals required under its charter and by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, to enter into the Underwriting Agreement and its Custody Agreement and its Power of Attorney, to sell, transfer and deliver all of the Securities which may sold by the Selling Stockholder pursuant to the Underwriting Agreement and to comply with its other obligations pursuant to the Underwriting Agreement, its Custody Agreement and its Power of Attorney.

               (iv) Each of the Custody Agreement and Power of Attorney of the Selling Stockholder has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (v) Upon delivery of and payment for the Option Shares to be sold by the Selling Stockholder as provided in the Underwriting Agreement and upon registration of the Optional Shares in the names of the Underwriters (or their nominees) in the stock records of the Company, the Underwriters will be the owners of the Option Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim, security interests, liens, equities and other encumbrances, provided that the Underwriters are purchasing the Option Shares in good faith and without notice of any adverse claim.

               (vi) To counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by the Selling Stockholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD (as to which such counsel need express no opinion).

     (f) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

     (g) On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Arthur Andersen LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

     (h) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

            (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

            (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

            (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants described in the Registration Statement and the Prospectus), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries, taken as a whole.

     (i) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by the Selling Stockholder to the effect that the representations and warranties of the Selling Stockholder contained in this

Agreement are true and correct as if made at and as of such Closing Date, and that the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the Selling Stockholder's part to be performed or satisfied at or prior to such Closing Date.

     (j) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

     (k) The Securities shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

  6. Indemnification and Contribution.
     --------------------------------

     (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or the Selling Stockholder, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; provided further, that in no event shall the Selling Stockholder be liable under the provisions of this Section 6 for any amounts in excess of the product obtained by multiplying
(x) the number of Option Shares, if any, sold by the Selling Shareholder pursuant to this Agreement by (y) the price per share set forth in Section 3(a) of this Agreement (the "Liability Limit"); and provided further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus will not inure to the benefit of any Underwriter, or any person controlling such Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares if a copy of the Prospectus (as amended or supplemented if the Company shall have furnished to the Underwriters any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     In addition to their other obligations under this Section 6(a), the Company and the Selling Stockholder, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and/or the Selling Stockholder's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction, subject, in the case of the Selling Stockholder, to the Liability Limit. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by the Bank of America N.T. & S.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company and the Selling Stockholder may otherwise have.

     In making a claim for indemnification or for contribution under this
Section 6 (including, without limitation, under the immediately preceding paragraph) and subject to the further provisions of this paragraph, the Underwriters may proceed against either (i) both the Company and the Selling Stockholder jointly or (ii) the Company only, but may not proceed solely against the Selling Stockholder. Notwithstanding anything in this Agreement to the contrary, no claim for indemnification shall be made against the Selling Stockholder pursuant to this Agreement until a claim shall first have been made against the Company by an Underwriter and either (i) the Company shall have refused to pay any portion of the amount claimed or (ii) ninety (90) days shall have elapsed from the date of such claim against the Company, and, in either case, the Selling Stockholder shall not be responsible for any such indemnification or contribution that exceeds that proportion of aggregate losses, claims, damages, liabilities or expenses indemnified or contributed against as is equal to the proportion of the total number of Option Shares sold hereunder by the Selling Stockholder to the total number of shares of Common Stock sold hereunder (the "Pro Rata Portion") except as set forth below. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred as contemplated by this Section 6, including, without limitation, against a final judgment from a trial court then, as a precondition to the obligation of the Selling Stockholder to provide indemnification or contribution in excess of the Selling Stockholder's Pro Rata Portion, the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company and the Selling Stockholder and shall seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction. Only in the event that such Final Judgment shall remain unsatisfied in whole or part 30 days following the date of receipt by the Company of such demand shall any party entitled to indemnification hereunder have the right to take action to satisfy such Final Judgment by making demand directly on the Selling Stockholder (but only if and to the extent (a) the Company has not already satisfied such Final Judgment, whether by settlement, release or otherwise and (b) of the Liability Limit). The Underwriters shall, however, be relieved of their obligation to first obtain a Final Judgment, to seek to obtain payment from the Company with respect to such Final Judgment or, having sought such payment, to wait such 30 days after failure by the Company to immediately satisfy any such Final Judgment if (w) the Company files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code") and such order remains unstayed and in effect for 60 days, (x) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code and such other remains unstayed and in effect for 60 days,
(y) the Company makes an assignment for the benefit of its creditors, or (z) any court order or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets and such order remains unstayed and in effect for 60 days.

     (b) Each Underwriter severally will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company and the Selling Stockholder may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

     (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute any amounts in excess of the product obtained by multiplying (x) the number of Option Shares sold by the Selling Shareholder pursuant to this Agreement by (y) the price per share set forth in Section 3(a) of this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company and the Selling Stockholder under this
Section 6 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

     (f) Neither the provisions of this Section 6, nor anything else in this Agreement, shall affect any agreement between the Company and the Selling Stockholder (or its employees) with respect to indemnity or contribution including, without limitation, the Shareholders' Agreement. The Company acknowledges that the registration of the Option Shares is pursuant to the Selling Stockholder's exercise of its rights pursuant to Section 3.1 of the Shareholders' Agreement.

  7. Representations and Agreements to Survive Delivery.  All representations,
     --------------------------------------------------
warranties, and agreements of the Company and the Selling Stockholder herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholder contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons or the Selling Stockholder, or any controlling person thereof and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

  8. Substitution of Underwriters.
     ----------------------------

     (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

     (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

     If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

  9. Effective Date of this Agreement and Termination.
     ------------------------------------------------

     (a) This Agreement shall become effective at 10:00 a.m., Minneapolis time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating thereto or upon release by you of telexes offering the Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

       (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in
Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange and the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal, New York or California authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

       (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and an Attorney-in-Fact, on behalf of the Selling Stockholder, shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you and an Attorney-in-Fact, on behalf of the Selling Stockholder, shall be notified by the Company by telephone or telegram, confirmed by letter.

  10.  Default by the Company.  If the Company shall fail at the First Closing
       ----------------------
Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

       No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

  11.  Information Furnished by Underwriters.  The statements set forth in the
       -------------------------------------
last paragraph of the cover page and under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in Section 2 and
Section 6 hereof.

  12.  Notices.  Except as otherwise provided herein, all communications
       -------
hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to the Representatives c/o Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, Attention: Patrick J. Schultheis; except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed, delivered by facsimile or delivered to it at 16815 Von Karman Avenue, Irvine, California 92606, Attention: Christopher J. Kilpatrick, with a copy to Stradling, Yocca, Carlson & Rauth, a Professional Corporation, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, Attention: K.C. Schaaf; if to the Selling Stockholder, at 100 Universal City

Plaza, Universal City, California 91608, Attention: General Counsel, with a copy to Munger, Tolles & Olson LLP, 355 S. Grand Avenue, 34th Floor, Los Angeles, California 90071-1560, Attention: Ruth E. Fisher, or in each case to such other address as the person to be notified may have requested in writing. All notices given by facsimile shall be promptly confirmed by mailed copy. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

  13.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to
       ----------------------------------------
the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

  14.  Governing Law.  This Agreement shall be governed by and construed in
       -------------
accordance with the laws of the State of Minnesota.

  Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement among the Company, the Selling Stockholder and the several Underwriters in accordance with its terms.


                            Very truly yours,

                            INTERPLAY PRODUCTIONS


                            By:  __________________________________
                                 Brian Fargo,
                                 Chairman of the Board of Directors
                                 and Chief Executive Officer


                            UNIVERSAL STUDIOS, INC.


                            By:  __________________________________



Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

PIPER JAFFRAY INC.


By:___________________________
   Managing Director

                                  SCHEDULE I

                                                        Number of
Underwriter                                           Firm Shares (1)
-----------                                           ---------------

Piper Jaffray Inc.
Bear Stearns & Co. Inc.
UBS Securities LLC


                                                       ----------
  Total.........................................
                                                       ==========

_________________
(1) The Underwriters may purchase up to an additional __________ Option Shares, to the extent the option described in Section 3 of the Agreement is exercised, in the proportions and in the manner described in the Agreement.